Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated August 4, 2020, relating to the balance sheet of FAST Acquisition Corp. as of June 19, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 4, 2020 (inception) through June 19, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 4, 2020